Oppenheimer
Cash Reserves
Prospectus dated November 28, 2001

Oppenheimer Cash Reserves is a money market mutual fund.  Its goal is to seek the maximum current income that is consistent with stability of principal.  The Fund invests in short-term, high-quality "money market" instruments.

         This Prospectus  contains  important  information  about the Fund's  objective,  its investment  policies, strategies  and risks.  It also  contains  important  information  about how to buy and sell shares of the Fund and other account  features.  Please read this Prospectus  carefully before you invest and keep it for future reference about your account.

As with all mutual  funds,  the  Securities  and Exchange  Commission  has not approved or  disapproved  the Fund's securities  nor has it  determined  that this  Prospectus  is accurate  or  complete.  It is a criminal  offense to represent otherwise.

(logo) OppenheimerFunds
The Right Way to Invest

CONTENTS

                           A B O U T  T H E  F U N D

                           The Fund's Investment Objective and Strategies

                           Main Risks of Investing in the Fund

                           The Fund's Past Performance

                           Fees and Expenses of the Fund

                           About the Fund's Investments

                           How the Fund is Managed

         A B O U T  Y O U R  A C C O U N T

                           How to Buy Shares
                           Class A Shares
                           Class B Shares
                           Class C Shares
                           Class N Shares

                           Special Investor Services
                           AccountLink
                           PhoneLink
                           OppenheimerFunds Internet Web Site
                           Retirement Plans

                           How to Sell Shares
                           By Wire
                           By Mail
                           By Telephone
                           By Checkwriting

                           How to Exchange Shares

                           Shareholder Account Rules and Policies

                           Dividends and Taxes

                           Financial Highlights

                                                        29
A B O U T  T H E  F U N D

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE?  The Fund seeks the maximum current income that is consistent with stability of principal.

WHAT DOES THE FUND INVEST IN?  The Fund invests in a variety of high-quality money market instruments to seek current income. The money market instruments that the Fund invests in include, for example, bank obligations, repurchase agreements, commercial paper, other corporate debt obligations and government debt obligations.

         "High-quality" instruments generally must be rated in one of the two highest credit-quality categories for short-term securities by nationally-recognized rating organizations.  If unrated, they must be determined by the Fund's investment Manager, OppenheimerFunds, Inc., to be of comparable quality to rated securities.

WHO IS THE FUND DESIGNED FOR?  The Fund is designed for investors who want to earn income at current money market rates while seeking to preserve the value of their investment.  The Fund tries to keep its share prices stable at
$1.00.  Income on money market instruments tends to be lower than income on longer-term debt securities, so the
Fund's yield will likely be lower than the yield on longer-term fixed income funds.  The Fund also offers easy access to your money through checkwriting and wire redemption privileges.  The Fund does not invest to seek capital appreciation and is not a complete investment program.

What are Money Market Instruments?
Money market instruments are short-term, U.S. dollar-denominated debt instruments issued by the U.S. government, domestic and foreign corporations and financial institutions and other entities.

Main Risks of Investing in the Fund

All investments have risks to some degree.  Funds that invest in debt obligations for income may be subject to credit risks and interest rate risks.  However, the Fund's investments must meet strict standards set by its
Board of Trustees following special rules for money market funds under federal law.  Those standards include requirements for maintaining high credit quality in the Fund's portfolio, a short average portfolio maturity to reduce the effects of changes in prevailing interest rates on the value of the Fund's securities and diversifying the Fund's investments among issuers to reduce the effects of a default by any one issuer on the Fund's overall portfolio and the value of the Fund's shares.

         Even so, there are risks that any of the Fund's holdings could have its credit rating downgraded, or the issuer could default, or that interest rates could rise sharply, causing the value of the Fund's investments (and its share prices) to fall.  As a result, there is a risk that the Fund's shares could fall below $1.00 per share.
If there is a high redemption demand for the Fund's shares that was not anticipated, portfolio securities might have to be sold prior to their maturity at a loss.  Also, there is the risk that the value of your investment could be eroded over time by the effects of inflation, and that poor security selection could cause the Fund to underperform other funds that have a similar objective.

-------------------------------------------------------------------------------------------------------------------
An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.
-------------------------------------------------------------------------------------------------------------------

The Fund's Past Performance

The bar chart and table below show how the Fund's returns may vary over time, by showing changes in the Fund's performance (for its Class A shares) from year to year for the last ten calendar years and its average annual total returns for the 1-, 5- and 10- year periods.  Variability of returns is one measure of the risks of investing in a money market fund.  The Fund's past investment performance does not predict how the Fund will perform in the future.

Annual Total Returns (Class A) (as of 12/31 each year)

[See appendix to prospectus for annual total return data for bar chart.]

For the period from 1/1/01 through 9/30/01, the cumulative total return (not annualized) for Class A shares was
2.89%. During the period shown in the bar chart, the highest return (not annualized) for a calendar quarter was
1.61% (1Q`91) and the lowest return (not annualized) for a calendar quarter was 0.48% (2Q`93).

                                                                                                     10 Years
Average Annual Total Returns                                                                    (or life of class,
for the periods ended December 31, 2000                   1 Year               5 Years               if less)

--------------------------------------------------- -------------------- --------------------- ---------------------

Class A Shares (inception 1/3/89)                          5.51%                4.69%                 4.23%

--------------------------------------------------- -------------------- --------------------- ---------------------

Class B Shares (inception: 8/17/93)                        4.93%                4.10%                 3.89%

--------------------------------------------------- -------------------- --------------------- ---------------------

Class C Shares (inception: 12/1/93)                        4.93%                4.11%                 3.87%

--------------------------------------------------- -------------------- --------------------- ---------------------

The Fund's average annual total returns include the applicable sales charge: for Class B, the contingent deferred sales charges of 5% (1-year) and 2% (5-years) and for Class C, the contingent deferred sales charges of 1% for the 1-year period. Because Class B shares convert to Class A shares 72 months after purchase, Class B
"life-of-class" performance does not include any contingent deferred sales charge and uses Class A performance for the period after conversion. The Fund's returns measure the performance of a hypothetical account and assume that all distributions have been reinvested in additional shares. Class N shares were not publicly offered during the period shown.

The total returns are not the Fund's current yield. The Fund's yield more closely reflects the Fund's current earnings.  To obtain the Fund's current 7-day yield information, please call the Transfer Agent toll-free at
1.800.525.7048.

Fees and Expenses of the Fund

The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund. The Fund pays a variety of expenses directly for investment management, administration and other services.  Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset values per share.  All shareholders therefore pay those expenses indirectly. The numbers below are based upon the Fund's expenses during its fiscal year ended July 31, 2001, as restated to reflect the change in Distribution and/or
Service (12b-1) Fees for Class N shares from 0.25% to 0.50% per annum, effective November 1, 2001.

Shareholder Fees (charges paid directly from your investment):

                                          Class A Shares       Class B Shares       Class C Shares       Class N Shares
  Maximum Sales Charge on purchases            None                 None                 None                 None
  (as % of offering price)
  Maximum Deferred Sales Charge (as
  % of the lower of the original
  offering price or redemption                None1                  5%2                  1%3                  1%4
  proceeds)
1.       A contingent deferred sales charge may apply if you redeem Class A shares of the Fund that were purchased by exchanging Class A shares of another Oppenheimer fund that were purchased subject to a contingent deferred sales charge, as described in "How to Sell Shares."
2.       Applies to redemptions in the first year after purchase.  The contingent deferred sales charge declines to 1% in the sixth year and is eliminated after that.
3.       Applies to shares redeemed within 12 months of purchase.

  Applies to shares redeemed within 18 months of a retirement plan's purchase of Class N shares.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

                                             Class A Shares       Class B Shares    Class C Shares          Class N Shares
---------------------------------------

Management Fees                                       0.48%                0.48%                0.48%                0.48%

---------------------------------------

Distribution  and/or  Service  (12b-1)                0.20%                0.75%                0.75%                0.50%
Fees

---------------------------------------

Other Expenses                                        0.47%                0.47%                0.47%                0.46%

---------------------------------------

Total Annual Operating Expenses                       1.15%                1.70%                1.70%                1.44%

---------------------------------------
Expenses may vary in future years. "Other expenses" include transfer agent fees, custodial expenses, and accounting and legal expenses the Fund pays.

  For the fiscal year ended July 31, 2001, "Distribution and/or Service (12b-1) Fees" and "Total Annual Operating
  Expenses" for Class N shares were 0.25% and 1.19%, respectively.

EXAMPLES.  The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  The examples assume that you invest $10,000 in a class of shares of the
Fund for the time periods indicated and then reinvest your dividends and distributions.

         The first example assumes that you redeem all of your shares at the end of those periods. The second example assumes that you keep your shares.  Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same.  Your actual costs may be higher or lower, because expenses will vary over time.  Based on these assumptions your expenses would be as follows:

If shares are redeemed:                       1 Year            3 Years          5 Years           10 Years1
Class A Shares                                 $117              $365              $633             $1,398
Class B Shares                                 $673              $836             $1,123            $1,730
Class C Shares                                 $273              $536              $923             $2,009
Class N Shares                                 $221              $378              $654             $1,443

If shares are not redeemed:                   1 Year            3 Years          5 Years           10 Years1
Class A Shares                                 $117              $365              $633             $1,398
Class B Shares                                 $173              $536              $923             $1,730
Class C Shares                                 $173              $536              $923             $2,009
Class N Shares                                 $121              $378              $654             $1,443
In the first example, expenses include the applicable Class B, Class C or Class N contingent deferred sales charges. In the second example, the Class B, Class C and Class N expenses do not include the contingent deferred sales charges.

1.       Class B expenses for years 7 through 10 are based on Class A expenses, since Class B shares automatically convert to Class A after 6 years.

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES.  The allocation of the Fund's portfolio among different types of investments will vary over time based upon the Manager's evaluation of economic and market trends. The Fund's portfolio might not always include all of the different types of investments described below. The Statement of
Additional Information contains more detailed information about the Fund's investment policies and risks.

         The Fund invests in short-term money market instruments that must meet quality, maturity and diversification standards established by its Board of Trustees as well as rules that apply to money market funds under the Investment Company Act.  The Fund's Manager tries to reduce risks by diversifying investments and by carefully researching investments before the Fund buys them. The rate of the Fund's income will vary from day to day, generally reflecting changes in overall short-term interest rates. There is no assurance that the Fund will achieve its investment objective.

What Does the Fund Invest In? The Fund invests in a variety of money market instruments. They may have fixed, variable or floating interest rates.  Below is a brief description of the types of money market instruments the Fund invests in.

     o   U.S. Government Securities.  These include obligations issued or guaranteed by the U.S. government or any of its agencies or instrumentalities.  Some are direct obligations of the U.S. Treasury and are supported by the full faith and credit of the United States.  Other U.S. government securities issued by some agencies and instrumentalities of the government are also supported by the full faith and credit of the U.S. government.  Some U.S. government securities issued by agencies or instrumentalities of the
         U.S. government are supported by the right of the issuer to borrow from the U.S. Treasury.  Others may be supported only by the credit of the instrumentality.

     o   Bank Obligations.  The Fund can buy time deposits, certificates of deposit and bankers' acceptances.
         These obligations must be denominated in U.S. dollars, even if issued by a foreign bank.

     o   Commercial Paper.  Commercial paper is a short-term, unsecured promissory note of a domestic or foreign company or other financial firm.  The Fund may buy commercial paper only if it matures in nine months or less from the date of purchase.

o        Corporate Debt Obligations. The Fund can invest in other short-term corporate debt obligations, besides commercial paper.

     o   Other Money Market Instruments.  The Fund may invest in money market instruments other than those listed above if they are subject to repurchase agreements or guaranteed as to their principal and interest by a domestic bank or a corporation whose commercial paper may be purchased by the Fund.  A bank whose money market instruments the Fund buys must meet credit criteria set by the Fund's Board of Trustees.

         Additionally, the Fund may buy other money market instruments that its Board of Trustees approves from time to time.  They must be U.S. dollar-denominated short-term investments that are determined to have minimal credit risks.

         The Board has approved the Fund's purchase of dollar-denominated obligations of foreign banks payable in the U.S. or in London, England, floating or variable rate demand notes, asset-backed securities, and bank loan participation agreements.  Their purchase may be subject to restrictions adopted by the Board from time to time.

What Credit Quality, Diversification and Maturity Standards Apply to the Fund's Investments?  The Fund may buy
         only those investments that meet standards set by the Board of Trustees and standards prescribed by the
         Investment Company Act for money market funds.  The Fund's Board has adopted evaluation procedures for the Fund's portfolio investments, and the Manager has the responsibility to implement those procedures when selecting investments for the Fund.

         In general, the Fund buys only high-quality investments that the Manager believes present minimal credit risk at the time of purchase.  "High-quality" investments are:

     o   rated in one of the two highest short-term rating categories by two nationally-recognized rating organizations, or

     o   rated by one rating organization in one of its two highest rating categories (if only one rating organization has rated the investment), or
     o   unrated investments that the Manager determines are comparable in quality to instruments rated in the two highest rating categories.

         The procedures also limit the amount of the Fund's assets that can be invested in the securities of any one issuer (other than the U.S. government, its agencies and instrumentalities), to spread the Fund's investment risks. A security's maturity must not exceed the maximum time period permitted under Rule
         2a-7 of the Investment Company Act (currently 397 days). In addition, the Fund must maintain a dollar-weighted average portfolio maturity of not more than 90 days, to reduce interest rate risks.

Can the Fund's Investment Objective and Policies Change?  The Fund's Board of Trustees can change non-fundamental policies without shareholder approval, although significant changes will be described in amendments to this
Prospectus.  Fundamental policies cannot be changed without the approval of a majority of the Fund's outstanding voting shares.  The Fund's investment objective is a fundamental policy.  Some investment restrictions that are fundamental policies are listed in the Statement of Additional Information. An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT STRATEGIES.  To seek its objective, the Fund can use the investment techniques and strategies described below.  The Fund might not always use all of them.  These techniques involve risks.  The Statement of
Additional Information contains more information about some of these practices, including limitations on their use that are designed to reduce some of the risks.

Floating Rate/Variable Rate Notes.  The Fund can purchase notes with floating or variable interest rates.
         Variable rates are adjustable at stated periodic intervals.  Floating rates are adjusted automatically according to a specified market rate or benchmark, such as the prime rate of a bank.

Obligations of Foreign Banks and Foreign Branches of U.S. Banks.  The Fund can invest in U.S. dollar-denominated money market instruments of foreign banks that are payable in the U.S. or in London, England.  It can also buy dollar-denominated securities of foreign branches of U.S. banks. These instruments have investment risks different from obligations of domestic branches of U.S. banks.  Some of the risks that may affect a foreign bank's ability to pay its debt include:
     o   political and economic developments in the country in which the bank or branch is located,
     o   imposition of withholding taxes on interest income payable on the securities,
     o   seizure or nationalization of foreign deposits,
     o   the establishment of exchange control regulations and
     o   the adoption of other governmental restrictions that might affect the payment of principal and interest on those securities.

         Additionally, not all of the U.S. and state banking laws and regulations that apply to domestic banks and that are designed to protect depositors and investors apply to foreign branches of domestic banks.
         None of those U.S. and state regulations apply to foreign banks.

Bank Loan Participation Agreements.  The Fund can invest in bank loan participation agreements.  They provide the
         Fund an undivided interest in a loan made by the issuing bank in the proportion the Fund's interest bears to the total principal amount of the loan.  In evaluating the risk of these investments, the Fund looks to the creditworthiness of the borrower that is obligated to make principal and interest payments on the loan.

Asset-Backed Securities.  The Fund can invest in asset-backed money market instruments.  These are fractional interests in pools of consumer loans and other trade receivables, which are the obligations of a number of different parties.  The income from the underlying pool is passed through to investors, such as the
         Fund.

         These investments might be supported by a credit enhancement, such as a letter of credit, a guarantee or a preference right.  However, the credit enhancement typically applies only to a fraction of the security's value.  If the issuer of the security has no security interest in the related collateral, there is the risk that the Fund could lose money if the issuer defaults.

Repurchase Agreements.  The Fund may enter into repurchase agreements.  In a repurchase transaction, the Fund buys a security and simultaneously sells it to the vendor for delivery at a future date.  Repurchase agreements must be fully collateralized.  However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so.  The Fund will not enter into a repurchase agreement that will cause more than 10% of its net assets to be subject to repurchase agreements maturing in more than
         7 days.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements of 7 days or less.

Illiquid and Restricted Securities.  Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security is one that has a contractual limit on resale or which cannot be sold publicly until it is registered under federal securities laws.  The Fund will not invest more than 10% of its net assets in illiquid or restricted securities.  That limit generally does not apply to certain restricted securities that are eligible for resale to qualified institutional purchasers.  The Manager monitors holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.  Difficulty in selling a security may result in a loss to the Fund or additional costs.

How the Fund is Managed

THE MANAGER. The Manager chooses the Fund's investments and handles its day-to-day business.  The Manager carries out its duties, subject to the policies established by the Fund's Board of Trustees, under an investment advisory agreement that states the Manager's responsibilities.  The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

         The Manager has been an investment advisor since January 1960. The Manager and its subsidiaries and affiliates managed more than $120 billion in assets as of October 1, 2001 including other Oppenheimer funds, with more than 5 million shareholder accounts.  The Manager is located at 6803 South Tucson Way, Englewood, Colorado
80112.

Portfolio Managers. Carol E. Wolf and Barry D. Weiss are the Fund's portfolio managers.  They are Vice Presidents of the Fund and are the persons principally responsible for the day-to-day management of the Fund's portfolio. Ms. Wolf has been a portfolio manager of the Fund since June 15, 1998 and Mr. Weiss, since
         July 2001. Ms. Wolf is a Senior Vice President of the Manager and Mr. Weiss is a Vice President of the
         Manager, and each is an officer and portfolio manager of other Oppenheimer funds. Prior to joining the
         Manager as Senior Credit Analyst in February, 2000, Mr. Weiss held the following positions: Associate
         Director, Fitch IBCA Inc. (April 1998 - February 2000); News Director, Fitch Investors Service
         (September 1996 - April 1998); Senior Budget Analyst, City of New York, Office of Management & Budget
         (February 1990 - September 1996).

Advisory Fees.  Under the investment advisory agreement, the Fund pays the Manager an advisory fee at an annual rate that declines as the Fund's assets grow: 0.500% of the first $250 million of average annual net assets, 0.475% of the next $250 million, 0.450% of the next $250 million, 0.425% of the next $250 million, and 0.400% of net assets in excess of $1 billion.  The Fund's management fee for the fiscal year ended July 31, 2001 was 0.48% of the Fund's average annual net assets for each class of shares.

A B O U T  Y O U R  A C C O U N T

How to Buy Shares

HOW ARE SHARES purchased? You can buy shares several ways, as described below.  The Fund's Distributor,
OppenheimerFunds Distributor, Inc., may appoint servicing agents to accept purchase (and redemption) orders. The
Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer.  You can buy shares through any dealer, broker, or financial institution that has a sales agreement with the Distributor.  Your dealer will place your order with the Distributor on your behalf.

o        Guaranteed Payment Procedures.  Some broker-dealers may have arrangements with the Distributor to enable them to place purchase orders for shares on a regular business day with a guarantee that the Fund's custodian bank will receive Federal Funds to pay for the shares by 2:00 P.M. on the next regular business day.  The shares will start to accrue dividends starting on the day the Federal Funds are received by 2:00 P.M.

Buying Shares Through the Distributor. Complete an OppenheimerFunds New Account Application and return it with a check payable to "OppenheimerFunds Distributor, Inc." Mail it to P.O. Box 5270, Denver, Colorado 80217.
         Your check must be in U.S. dollars and drawn on a U.S. bank. If you don't list a dealer on the application, the Distributor will act as your agent in buying the shares. However, we recommend that you discuss your
         investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.
     o   Paying by Federal Funds Wire. Shares purchased through the Distributor may be paid for by Federal Funds wire. The minimum investment is $2,500. Before sending a wire, call the Distributor's Wire Department at
         1.800.525.7048 to notify the Distributor of the wire and to receive further instructions.
     o   Buying Shares Through OppenheimerFunds AccountLink. With AccountLink, you pay for shares by electronic funds transfers from your bank account.  Shares are purchased for your account by a transfer of money from your bank account through the Automated Clearing House (ACH) system.  You can provide those instructions automatically, under an Asset Builder Plan, described below, or by telephone instructions using OppenheimerFunds PhoneLink, also described below. Please refer to "AccountLink," below for more details. Dividends begin to accrue on shares purchased this way on the business day after the Fund receives the ACH payment from your bank.
     o   Buying Shares Through Asset Builder Plans. You may purchase shares of the Fund (and up to four other
         Oppenheimer funds) automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink. Details are in the Asset Builder Application and the
         Statement of Additional Information.

How Much Must You Invest? You can buy Fund shares with a minimum initial investment of $1,000. You can make additional investments at any time with as little as $25. There are reduced minimum investments under special investment plans.
     o   With Asset Builder Plans, 403(b) plans, Automatic Exchange Plans and military allotment plans, you can make initial and subsequent investments for as little as $25. You can make additional purchases of at least $25 through AccountLink.
     o   Under retirement plans, such as IRAs, pension and profit-sharing plans and 401(k) plans, you can start your account with as little as $250.  If your IRA is started as an Asset Builder Plan, the $25 minimum applies.  Additional purchases may be for as little as $25.
     o   The minimum investment requirement does not apply to reinvesting dividends from the Fund or other
         Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask
         your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

At What Price Are Shares Sold? Shares are sold at their offering price, which is the net asset value per share without any initial sales charge.  The net asset value per share will normally remain fixed at $1.00 per share.
However, there is no guarantee that the Fund will maintain a stable net asset value of $1.00 per share.

         The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the Distributor receives the purchase order at its offices in Colorado, or after any agent appointed by the Distributor receives the order and sends it to the Distributor.

Net Asset Value.  The Fund calculates the net asset value of each class of shares as of the close of The New York
         Stock Exchange, on each day the Exchange is open for trading (referred to in this Prospectus as a
         "regular business day"). The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some days. All references to time in this Prospectus mean "New York time."

         The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. Under a policy adopted by the
         Fund's Board of Trustees, the Fund uses the amortized cost method to value its securities to determine net asset value.

         If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's shares are priced that day, a significant event occurs that the Manager deems likely to cause a material change in the value of such security, the Manager is authorized to determine a fair value for that security.  Such determinations will be subject to review by the Fund's
         Board of Trustees.

The Offering Price.  To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time of day The New York Stock Exchange closes that day.
         If your order is received on a day when the Exchange is closed or after it has closed, the order will receive the next offering price that is determined after your order is received.

Buying Through a Dealer.  If you buy shares through a dealer, your dealer must receive the order by the close of
         The New York Stock Exchange and transmit it to the Distributor so that it is received before the
         Distributor's close of business on a regular business day (normally 5:00 P.M.) to receive that day's offering price. Otherwise, the order will receive the next offering price that is determined.

WHAT CLASSES OF SHARES DOES THE FUND OFFER?  The Fund offers investors four different classes of shares. The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses. When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.

Class A Shares. If you buy Class A shares there is no initial sales charge on your purchase.

Class B Shares.  If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within six years of buying them, you will normally pay a contingent deferred sales charge.  That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.

Class C Shares.  If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class C Shares?"
         below.

Class N Shares. If you buy Class N shares (available only through certain retirement plans), you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within eighteen (18) months of the retirement plan's first purchase of Class N shares, you may pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class N Shares?" below.

WHICH CLASS OF SHARES SHOULD YOU CHOOSE?  Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares.
The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

         The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different. You should review these factors with your financial advisor.

Are There Differences in Account Features That Matter to You?  Some account features may not be available to
         Class B, Class C or Class N shareholders. Other features may not be advisable (because of the effect of the contingent deferred sales charge) for Class B, Class C or Class N shareholders. Therefore, you should carefully review how you plan to use your investment account before deciding which class of shares to buy.

         Additionally, the dividends payable to Class B, Class C and Class N shareholders will be reduced by the additional expenses borne by those classes that are not borne by Class A shares, such as the Class B,
         Class C or Class N asset-based sales charge described below and in the Statement of Additional
         Information.  Share certificates are not available for Class B, Class C and Class N shares, and if you are considering using your shares as collateral for a loan, that may be a factor to consider.  Also, checkwriting is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes Affect Payments to My Broker? A financial advisor may receive different compensation for selling one class of shares than for selling another class. The Distributor may pay additional compensation from its own resources to securities dealers or financial institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

Special Sales Charge  Arrangements and Waivers.  Appendix C to the Statement of Additional  Information details the conditions  for the waiver of sales  charges that apply in certain  cases,  and the special sales charge rates that apply to purchases of shares of the Fund by certain groups or under specified  retirement  plan  arrangements or in other  special  types of  transactions.  To receive a waiver or special  sales  charge  rate,  you must  advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special condition applies.

HOW CAN YOU BUY CLASS A SHARES?  Class A shares are sold at their offering price, which is the net asset value per share without any initial sales charge.

Will You Pay a Sales Charge When You Sell Class A Shares?  The Fund does not charge a fee when you redeem Class A shares of this Fund that you bought either directly or by reinvesting dividends or distributions from another Oppenheimer fund.  Generally, you will not pay a fee when you redeem Class A shares of this Fund you bought by exchange of Class A shares of another Oppenheimer fund.  However,

     o   if you bought shares of this Fund by exchanging Class A shares of another Oppenheimer fund that were subject to the Class A contingent deferred sales charge of that fund, and
     o   if those shares remain subject to that Class A contingent deferred sales charge when you exchange them into this Fund,

     o   then, you will pay the contingent deferred sales charge if you redeem those shares from this Fund (i)
         within 24 months of the purchase date of the shares you exchanged, if you initially purchased shares of either Rochester Fund Municipals or Oppenheimer Rochester National Municipals, or (ii) within 18 months of the purchase date of the shares of the fund you exchanged, if you initially purchased shares of any other Oppenheimer fund.

Purchases by Certain Retirement Plans. There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the Distributor.
        The Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale, subject to certain exceptions as described in the Statement of Additional Information. There is no contingent deferred sales charge upon the redemption of such shares.

HOW CAN YOU BUY CLASS B SHARES?  You can acquire Class B shares by exchanging Class B shares of other Oppenheimer funds.  Direct purchases are permitted only in certain cases:
     o   by plan administrators or plan sponsors on behalf of plan participants in qualified retirement plans.
     o   by investors who establish an Asset Builder Plan.  Purchases of Class B shares through an Asset Builder
         Plan are subject to certain requirements and conditions which are described in the Statement of
         Additional Information.  You may open a Class B Asset Builder Plan account with a  minimum initial investment of $5,000.

         Class B shares are sold at net asset value per share without an initial sales charge. However, if Class
B shares are redeemed within 6 years of the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

         The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

                                                            Contingent Deferred Sales Charge on
Years Since Beginning of Month in Which                     Redemptions in That Year
Purchase Order was Accepted                                 (As % of Amount Subject to Charge)
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
0 - 1                                                       5.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
1 - 2                                                       4.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
2 - 3                                                       3.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
3 - 4                                                       3.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
4 - 5                                                       2.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
5 - 6                                                       1.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
6 and following                                             None
-----------------------------------------------------------

In the table, a "year" is a 12-month period. In applying the contingent deferred sales charge, all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares.  Class B shares automatically convert to Class A shares 72 months after you purchase them.  This conversion feature relieves Class B shareholders of the asset-based sales charge that applies to Class B shares under the Class B Distribution and Service Plan, described below.
         The conversion is based on the relative net asset value of the two classes, and no sales load or other charge is imposed.  When any Class B shares you hold convert, any other Class B shares that were acquired by reinvesting dividends and distributions on the converted shares will also convert to Class A shares. For further information on the conversion feature and its tax implications, see "Class B
         Conversion" in the Statement of Additional Information.

HOW CAN YOU BUY CLASS C SHARES?  Class C shares may be acquired at net asset value per share only by exchange of
Class C shares of other Oppenheimer funds, except that direct purchases are permitted by plan administrators or plan sponsors on behalf of participants in qualified retirement plans. If Class C shares are redeemed within a holding period of 12 months from the beginning of the calendar month of their purchase, a contingent deferred sales charge of 1.0% will be deducted from the redemption proceeds. The Class C contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

HOW CAN YOU BUY CLASS N SHARES?  Class N shares are offered only through  retirement plans (including IRAs and 403(b) plans) that  purchase  $500,000 or more of Class N shares of one or more  Oppenheimer  funds or through  retirement  plans (not  including  IRAs and 403(b) plans) that have assets of $500,000 or more or
100 or more eligible  participants.  See  "Availability  of Class N Shares" in the Statement of Additional
Information for other circumstances where Class N shares are available for purchase.

         A contingent deferred sales charge of 1.00% will be imposed if:
o        The  retirement  plan  (not  including  IRAs and  403(b)  plans)  is  terminated  or Class N shares of all
         Oppenheimer  funds are  terminated  as an  investment  option of the plan and Class N shares  are redeemed  within 18 months after the plan's first  purchase of Class N shares of any  Oppenheimer fund, or

o        With  respect to an IRA or 403(b) plan,  Class N shares are redeemed  within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

Purchases by Certain Retirement Plans.  There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor, and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the Distributor.  There is no contingent deferred sales charge upon the redemption of such shares.  The Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale.  That concession will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than (18) months.

Distribution and Service (12b-1) Plans

Service Plan for Class A Shares.  The Fund has adopted a Service Plan for Class A shares. It reimburses the
         Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares.  Reimbursement is made quarterly at an annual rate of up to 0.20% of the average annual net assets of Class A shares of the Fund.  The Distributor currently uses all of those fees to pay dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans for Class B, Class C and Class N Shares. The Fund has adopted Distribution and
         Service Plans for Class B, Class C and Class N shares to pay the Distributor for its services and costs in distributing Class B, Class C and Class N shares and servicing accounts. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class
         C shares, and the Fund pays the Distributor an annual asset-based sales charge of 0.25% per year on
         Class N shares.  The Distributor also receives a service fee of 0.25% per year under each plan.

         The asset-based sales charge and service fees increase Class B and Class C expenses by 1.00% and increase Class N expenses by 0.50% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.  If the service fees were paid, the Distributor would use them to pay dealers for providing personal services for accounts that hold
         Class B, Class C or Class N shares.

         The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B, Class C or Class N shares. The Distributor retains the Class B asset-based sales charge.

         The Distributor currently pays a sales concession of 1.00% of the purchase price of Class C shares to dealers from its own resources at the time of sale. The Distributor pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more.

         The  Distributor  currently  pays a sales  concession  of 0.75% of the  purchase  price of
         Class N shares  to  dealers  from its own  resources  at the time of sale.  Including  the advance of the service  fee,  the total  amount paid by the  Distributor  to the dealer at the time of sale of Class N shares is therefore  1.00% of the purchase  price,  subject to
         certain  exceptions  as  described  in  the  Statement  of  Additional  Information.   The
         Distributor retains the asset-based sales charge on Class N shares.

Special Investor Services

ACCOUNTLINK. You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:
      o  transmit funds electronically to purchase shares by telephone (through a service representative or by
         PhoneLink) or automatically under Asset Builder Plans, or
      o  have the Transfer Agent send redemption proceeds or transmit dividends and distributions directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.852.8457. The purchase payment will be debited from your bank account.

         AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer. After your account is established, you can request AccountLink privileges by sending signature-guaranteed instructions to the Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges. After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone. PhoneLink may be used on already-established Fund accounts after you obtain a Personal Identification Number (PIN), by calling the special
PhoneLink number, 1.800.533.3310.
Purchasing Shares. You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.533.3310. You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.
Exchanging Shares.  With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.
Selling Shares.  You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account. Please refer to "How to Sell Shares,"
         below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX?  You may send requests for certain types of account transactions to the Transfer Agent by fax.  Please call 1.800.525.7048 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEB SITE. You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet web site, at http://www.oppenheimerfunds.com. Additionally, shareholders listed in the account registration (and the dealer of record) may request certain account transactions through a special section of that web site. To perform account transactions or obtain account information online, you must first obtain a user I.D. and password on that web site. If you do not want to have Internet account transaction capability for your account, please call the Transfer Agent at 1.800.525.7048. At times, the web site may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares automatically or exchange them to another Oppenheimer fund account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE.  If you redeem some or all of your Class A or Class B shares of the Fund that were purchased by reinvesting dividends or distributions from another Oppenheimer fund or by exchanging shares from another Oppenheimer fund on which you paid a sales charge, you have up to 6 months to reinvest all or part of the redemption proceeds in Class A shares of other Oppenheimer funds without paying a sales charge.  This privilege does not apply to Class C or Class N shares. You must be sure to ask the Distributor for this privilege when you send your payment.

RETIREMENT PLANS. You may buy shares of the Fund for your retirement plan account. If you participate in a plan sponsored by your employer, the plan trustee or administrator must buy the shares for your plan account. The
Distributor also offers a number of different retirement plans that individuals and employers can use:
Individual Retirement Accounts (IRAs).  These include regular IRAs, Roth IRAs, SIMPLE IRAs, rollover IRAs and
         Education IRAs.
SEP-IRAs.  These are Simplified Employee Pension Plan IRAs for small business owners or self-employed individuals.
403(b)(7) Custodial Plans.  These are tax-deferred plans for employees of eligible tax-exempt organizations, such as schools, hospitals and charitable organizations.
401(k) Plans.  These are special retirement plans for businesses.
Pension and Profit-Sharing Plans.  These plans are designed for businesses and self-employed individuals.

Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day. Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent. The Fund lets you sell your shares by writing a letter, by wire, by using the Fund's checkwriting privilege or by telephone. You can also set up
Automatic Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner or from a retirement plan account, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain Requests Require a Signature Guarantee. To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
     o   You wish to redeem more than $100,000 and receive a check
     o   The redemption check is not payable to all shareholders listed on the account statement
     o   The redemption check is not sent to the address of record on your account statement
     o   Shares are being transferred to a Fund account with a different owner or name
     o   Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your Signature Guaranteed? The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:
o        a U.S. bank, trust company, credit union or savings association,
o        a foreign bank that has a U.S. correspondent bank,
o        a U.S. registered dealer or broker in securities, municipal securities or government securities, or
o        a U.S. national securities exchange, a registered securities association or a clearing agency.
         If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Retirement Plan Accounts.  There are special procedures to sell shares in an OppenheimerFunds retirement plan account. Call the Transfer Agent for a distribution request form. Special income tax withholding requirements apply to distributions from retirement plans. You must submit a withholding form with your redemption request to avoid delay in getting your money and if you do not want tax withheld. If your employer holds your retirement plan account for you in the name of the plan, you must ask the plan trustee or administrator to request the sale of the Fund shares in your plan account.

Sending Redemption Proceeds by Wire.  While the Fund normally sends your money by check, you can arrange to have the proceeds of Class A, Class B or Class C shares you sell sent by Federal Funds wire to a bank account you designate.  It must be a commercial bank that is a member of the Federal Reserve wire system.  The minimum redemption you can have sent by wire is $2,500.  There is a $10 fee for each wire.  To find out how to set up this feature on your account or to arrange a wire, call the Transfer Agent at
         1.800.852.8457.
HOW DO you SELL SHARES BY MAIL? Write a letter of instruction that includes:
     o   Your name
     o   The Fund's name
     o   Your Fund account number (from your account statement)
     o   The dollar amount or number of shares to be redeemed
     o   Any special payment instructions
     o   Any share certificates for the shares you are selling
     o   The signatures of all registered owners exactly as the account is registered, and
     o   Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

Use the following address for                                Send courier or express mail
Requests by mail:                                            requests to:
OppenheimerFunds Services                                    OppenheimerFunds Services
P.O. Box 5270                                                10200 E. Girard Avenue, Building D
Denver Colorado 80217                                        Denver, Colorado 80231

HOW DO you SELL SHARES BY TELEPHONE?  You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular regular business day, your call must be received by the Transfer Agent by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days. You may not redeem shares held in an OppenheimerFunds retirement plan account or under a share certificate by telephone.
     o   To redeem shares through a service representative, call 1.800.852.8457
     o   To redeem shares automatically on PhoneLink, call 1.800.533.3310
         Whichever  method you use, you may have a check sent to the address on the account  statement,  or, if you have linked your Fund account to your bank  account on  AccountLink,  you may have the  proceeds  sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?
Telephone Redemptions Paid by Check. Up to $100,000 may be redeemed by telephone in any 7-day period. The check must be payable to all owners of record of the shares and must be sent to the address on the account statement. This service is not available within 30 days of changing the address on an account.

Telephone Redemptions Through AccountLink or by Wire. There are no dollar limits on telephone redemption proceeds sent to a bank account designated when you establish AccountLink. Normally the ACH transfer to your bank is initiated on the business day after the redemption. You do not receive dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

         If you have requested Federal Funds wire privileges for your account, the wire of the redemption proceeds will normally be transmitted on the next bank business day after the shares are redeemed.
         There is a possibility that the wire may be delayed up to seven days to enable the fund to sell securities to pay the redemption proceeds.  No dividends are accrued or paid on the proceeds of shares that have been redeemed and are awaiting transmittal by wire.

Checkwriting. To write checks against your Fund account, request that privilege on your account application, or contact the Transfer Agent for signature cards. They must be signed (with a signature guarantee) by all owners of the account and returned to the Transfer Agent so that checks can be sent to you to use. Shareholders with joint accounts can elect in writing to have checks paid over the signature of one owner.  If you previously signed a signature card to
establish checkwriting in another Oppenheimer fund, simply call 1.800.525.7048 to request checkwriting for an account in this Fund with the same registration as the other account.
o        Checks can be written to the order of whomever you wish, but may not be cashed at the bank the checks are payable through or the Fund's custodian bank.
o        Checkwriting privileges are not available for accounts holding shares that are subject to a contingent deferred sales charge.
o        Checks must be written for at least $100.
o        Checks cannot be paid if they are written for more than your account value.
o        You may not write a check that would require the Fund to redeem shares that were purchased by check or
         Asset Builder Plan payments within the prior 10 days.
o        Don't use your checks if you changed your Fund account number, until you receive new checks.

CAN YOU SELL SHARES THROUGH YOUR DEALER?  The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers.  Brokers or dealers may charge for that service.  If your shares are held in the name of your dealer, you must redeem them through your dealer.

how contingent deferred sales charges affect redemptions.  If you purchase shares subject to a Class A, Class B,
Class C or Class N contingent deferred sales charge and redeem any of those shares during the applicable holding period for the class of shares, the contingent deferred sales charge will be deducted from the redemption proceeds, unless you are eligible for a waiver of that sales charge based on the categories listed in Appendix C to the Statement of Additional Information and you advise the Transfer Agent of your eligibility for the waiver when you place your redemption request.

With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if:
o        The  retirement  plan  (not  including  IRAs and  403(b)  plans)  is  terminated  or Class N shares of all
              Oppenheimer  funds are terminated as an investment option of the plan and Class N shares are redeemed  within  18  months  after  the  plan's  first  purchase  of Class N shares  of any
              Oppenheimer fund, or

o        With  respect to an IRA or 403(b) plan,  Class N shares are redeemed  within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         A contingent deferred sales charge will be based on the lesser of the net asset value of the redeemed shares at the time of redemption or the original net asset value. A contingent deferred sales charge is not imposed on:
     o   the amount of your account value represented by an increase in net asset value over the initial purchase price,
     o   shares purchased by the reinvestment of dividends or capital gains distributions, or
     o   shares redeemed in the special circumstances described in Appendix C to the Statement of Additional
         Information.

         To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:
     1.  shares acquired by reinvestment of dividends and capital gains distributions,
     2.  shares held for the holding period that applies to the class, and
     3.  shares held the longest during the holding period.

         Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds. However, if you exchange them within the applicable contingent deferred sales charge holding period, the holding period will carry over to the fund whose shares you acquire. Similarly, if you acquire shares of this Fund by exchanging shares of another Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be exchanged for shares of certain Oppenheimer funds. To exchange shares, you must meet several conditions:
     o   Shares of the fund selected for exchange must be available for sale in your state of residence.

     o   The prospectuses of both funds must offer the exchange privilege.
     o   You must hold the shares you buy when you establish your account for at least 7 days before you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
     o   You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
     o   Before exchanging into a fund, you must obtain and read its prospectus.
         Shares of a particular class of the Fund may be exchanged only for shares of the same class in the other
         Oppenheimer funds. For example, you can exchange Class A shares of this Fund only for Class A shares of another fund.

         You may pay a sales charge when you exchange Class A shares of this Fund.  Because Class A shares of this Fund are sold without sales charge, in some cases you may pay a sales charge when you exchange
         Class A shares of this Fund for shares of other Oppenheimer funds that are sold subject to a sales charge. You will not pay a sales charge when you exchange shares of this Fund purchased by reinvesting dividends or distributions from other Oppenheimer funds, or shares of this Fund purchased by exchange of shares on which you paid a sales charge.

         For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss.  Since shares of this Fund normally maintain a $1.00 net asset value, in most cases you should not realize a capital gain or loss when you sell or exchange your shares.  Please refer to "How to Exchange Shares" in the Statement of
         Additional Information for more details.

         You can find a list of Oppenheimer funds currently available for exchanges in the Statement of
Additional Information or obtain one by calling a service representative at 1.800.525.7048. That list can change from time to time.

HOW DO you SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange Requests. Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account.
         Send it to the Transfer Agent at the address on the back cover. Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone Exchange Requests. Telephone exchange requests may be made either by calling a service representative at 1.800.852.8457, or by using PhoneLink for automated exchanges by calling 1.800.533.3310. Telephone exchanges may be made only between accounts that are registered with the same name(s) and address.
         Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:
     o   Shares are normally redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the Transfer Agent receives an exchange request that conforms to the policies described above. It must be received by the close of The New York Stock Exchange that day, which is normally 4:00 P.M. but may be earlier on some days. However, either fund may delay the purchase of shares of the fund you are exchanging into up to seven days if it determines it would be disadvantaged by the same day exchange.
o        The interests of the Fund's long-term shareholders and its ability to manage its investments may be adversely affected when its shares are repeatedly bought and sold in response to short-term market fluctuations--also known as "market timing."  When large dollar amounts are involved, the Fund may have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders. When the Manager believes frequent trading would have a disruptive effect on the Fund's ability to manage its investments, the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the Manager believes to be a market timer.

     o   The Fund may amend, suspend or terminate the exchange privilege at any time. The Fund will provide you notice whenever it is required to do so by applicable law, but it may impose changes at any time for emergency purposes.

     o   If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for buying, selling, and exchanging shares is contained in the Statement of Additional Information.
The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Trustees at any time the Board believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time. The Fund will provide you notice whenever it is required to do so by applicable law. If an account has more than one owner, the Fund and the Transfer Agent may rely on the instructions of any one owner. Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.
The Transfer Agent will record any telephone calls to verify data concerning transactions and has adopted other procedures to confirm that telephone instructions are genuine, by requiring callers to provide tax identification numbers and other account data or by using PINs, and by confirming such transactions in writing. The Transfer Agent and the Fund will not be liable for losses or expenses arising out of telephone instructions where reasonably believed to be genuine.

Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form.  From time to time, the Transfer Agent in its discretion may waive certain of the requirements for redemptions stated in this Prospectus.
Dealers that perform account transactions for their clients by participating in NETWORKING through the National
         Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.
Payment for redeemed shares ordinarily is made in cash. It is forwarded by check or through AccountLink or by
         Federal Funds wire (as elected by the shareholder) within seven days after the Transfer Agent receives redemption instructions in proper form. However, under unusual circumstances determined by the
         Securities and Exchange Commission, payment may be delayed or suspended. For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.

The Transfer Agent may delay forwarding a check or processing a payment via AccountLink or Federal Funds wire for recently purchased shares, but only until the purchase payment has cleared. That delay may be as much as
         10 days from the date the shares were purchased. That delay may be avoided if you purchase shares by
         Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer Agent that your purchase payment has cleared.
Involuntary Redemptions of Small Accounts may be made by the Fund if the account value has fallen below $200 for reasons other than the fact that the market value of shares has dropped. In some cases involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.

Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption proceeds will be paid with liquid securities from the Fund's portfolio.
"Backup withholding" of federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges) if you fail to furnish the Fund your correct, certified Social Security or Employer Identification Number when you sign your application, or if you under-report your income to the Internal Revenue Service.
To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records.  The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense.

         If you want to receive multiple copies of these materials, you may call the Transfer Agent at
         1.800.525.7048.  You may also notify the Transfer Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the Transfer Agent receives your request to stop householding.

Dividends and Taxes

DIVIDENDS.  The Fund intends to declare dividends from net investment income each regular business day and to pay those dividends to shareholders monthly on a date selected by the Board of Trustees.  To maintain a net asset value of $1.00 per share, the Fund might withhold dividends or make distributions from capital or capital gains.

         The Fund intends to be as fully invested as possible to maximize its yield.  Therefore, newly-purchased shares normally will begin to accrue dividends after the Distributor accepts your purchase order, starting on the business day after the Fund receives Federal Funds from your purchase payment.

CAPITAL GAINS.  The Fund normally holds its securities to maturity and therefore will not usually pay capital gains. Although the Fund does not seek capital gains, it could realize capital gains on the sale of portfolio securities.  If it does, it may make distributions out of any net short-term or long-term capital gains in
December of each year.  The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year.

WHAT CHOICES DO YOU HAVE FOR RECEIVING DISTRIBUTIONS? When you open your account, specify on your application how you want to receive your dividends and distributions. You have four options:
Reinvest All Distributions in the Fund. You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.
Reinvest Dividends or Capital Gains. You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while receiving the other types of distributions by check or having them sent to your bank account through AccountLink.

Receive All Distributions in Cash. You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.
  Reinvest Your Distributions in Another OppenheimerFunds Account. You can reinvest all distributions in the same class of shares of another OppenheimerFunds account you have established.

TAXES.  If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund.  Dividends paid from net investment income and short-term capital gains are taxable as ordinary income.  Long-term capital gains are taxable as long-term capital gains when distributed to shareholders, and may be taxable at different rates depending on how long the Fund holds the asset.  It does not matter how long you have held your shares.  Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

         Every year the Fund will send you and the IRS a statement showing the amount of each taxable distribution you received in the previous year.  Any long-term capital gains distributions will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Returns of Capital Can Occur.  In certain cases, distributions made by the Fund may be considered a non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.

         This information is only a summary of certain federal income tax information about your investment. You should consult with your tax advisor about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance for the past
5 fiscal years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by Deloitte & Touche LLP, the
Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the
Statement of Additional Information, which is available on request.

FINANCIAL HIGHLIGHTS

 Class A        Year Ended July 31,                  2001            2000            1999            1998            1997
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period               $1.00           $1.00           $1.00           $1.00           $1.00
-------------------------------------------------------------------------------------------------------------------------
 Income from investment operations--net
 investment income and net realized gain              .05             .05             .04             .04             .04
 Dividends and/or distributions
 to shareholders                                     (.05)           (.05)           (.04)           (.04)           (.04)
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                     $1.00           $1.00           $1.00           $1.00           $1.00
                                                    =====================================================================

=========================================================================================================================
 Total Return(1)                                     4.84%           5.10%           4.30%           4.61%           4.41%

=========================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)        $395,898        $317,198        $264,632        $210,477        $172,970
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)               $351,490        $312,440        $245,622        $186,795        $179,948
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                               4.67%           5.00%           4.22%           4.48%           4.33%
 Expenses                                            1.15%           1.06%           1.10%           1.28%(3)        1.29%(3)

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods of less than one full year. Total returns reflect changes in net investment income only.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

 Class B        Year Ended July 31,                  2001            2000            1999            1998            1997
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period               $1.00           $1.00           $1.00           $1.00           $1.00
-------------------------------------------------------------------------------------------------------------------------
 Income from investment operations--net
 investment income and net realized gain              .04             .04             .04             .04             .04
 Dividends and/or distributions
 to shareholders                                     (.04)           (.04)           (.04)           (.04)           (.04)
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                     $1.00           $1.00           $1.00           $1.00           $1.00
                                                    =====================================================================

=========================================================================================================================
 Total Return(1)                                     4.25%           4.52%           3.72%           3.98%           3.82%

=========================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)        $239,201        $172,345        $204,081         $80,005         $54,009
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)               $208,775        $225,824        $170,068         $73,003         $67,333
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                               4.07%           4.40%           3.67%           3.93%           3.78%
 Expenses                                            1.70%           1.61%           1.65%           1.83%(3)        1.84%(3)

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods of less than one full year. Total returns reflect changes in net investment income only.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

FINANCIAL HIGHLIGHTS  Continued

 Class C        Year Ended July 31,                  2001            2000            1999            1998            1997
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period               $1.00           $1.00           $1.00           $1.00           $1.00
-------------------------------------------------------------------------------------------------------------------------
 Income from investment operations--net
 investment income and net realized gain              .04             .04             .04             .04             .04
 Dividends and/or distributions
 to shareholders                                     (.04)           (.04)           (.04)           (.04)           (.04)
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                     $1.00           $1.00           $1.00           $1.00           $1.00
                                                    =====================================================================

=========================================================================================================================
 Total Return(1)                                     4.26%           4.52%           3.73%           3.99%           3.84%

=========================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)         $85,076         $49,382         $49,607         $18,101         $ 9,125
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                $68,741         $59,556         $37,244         $15,297         $10,930
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                               4.07%           4.44%           3.67%           3.94%           3.78%
 Expenses                                            1.70%           1.61%           1.65%           1.83%(3)        1.85%(3)

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods of less than one full year. Total returns reflect changes in net investment income only.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                                                                        Period Ended
 Class N                                                            July 31, 2001(1)
====================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                                          $1.00
------------------------------------------------------------------------------------
 Income from investment operations--net
 investment income and net realized gain                                         .01
 Dividends and/or distributions to shareholders                                 (.01)
------------------------------------------------------------------------------------
 Net asset value, end of period                                                $1.00
                                                                               =====

====================================================================================
 Total Return(2)                                                                1.49%

====================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)                                     $4,275
------------------------------------------------------------------------------------
 Average net assets (in thousands)                                            $  737
------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                                          3.03%
 Expenses                                                                       1.19%

1. For the period from March 1, 2001 (inception of offering) to July 31, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods of less than one full year. Total returns reflect changes in net investment income only.
3. Annualized for periods of less than one full year.

INFORMATION AND SERVICES

For More Information on Oppenheimer Cash Reserves

The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS Additional information about the Fund's investments and performance is available in the Fund's Annual and Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information
You can request the Statement of Additional Information, the Annual and Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

------------------------------------------- ------------------------------------------------------------------
By Telephone:                               Call OppenheimerFunds Services toll-free:
                                            1.800.525.7048
------------------------------------------- ------------------------------------------------------------------
------------------------------------------- ------------------------------------------------------------------
By Mail:                                    Write to:
                                            OppenheimerFunds Services
                                            P.O. Box 5270
                                            Denver, Colorado 80217-5270
------------------------------------------- ------------------------------------------------------------------
------------------------------------------- ------------------------------------------------------------------
On the Internet:                            You can send us a request by e-mail or read or down-load
                                            documents on the OppenheimerFunds website:
                                            http://www.oppenheimerfunds.com
------------------------------------------- ------------------------------------------------------------------

Information about the Fund including the Statement of Additional Information can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference
Room may be obtained by calling the SEC at 1.202.942.8090.  Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet website at HTTP://WWW.SEC.GOV. Copies may be
                                                                     ------------------
obtained after payment of a duplicating fee by electronic request at the SEC's e-mail address:
publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information about the Fund or to make any representations about the
Fund other than what is contained in this Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:                         [logo] OppenheimerFunds Distributor, Inc.
SEC File No.: 811-5582
PR0760.001.1101 Printed on recycled paper.

APPENDIX TO THE PROSPECTUS OF OPPENHEIMER CASH RESERVES

         Graphic material included in Prospectus of Oppenheimer Cash Reserves (the "Fund") under the heading:
"Annual Total Returns (as of 12/31 each year)."

         Bar chart will be included in the Prospectus of the Fund depicting the annual total returns of a hypothetical investment in Class A shares of the Fund for each of the ten most recent calendar years without deducting sales charges.  Set forth below are the relevant data points that will appear on the bar chart.

------------------------------------------------ -------------------------------------------------
Calendar Year Ended:                             Annual Total Returns
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/91                                         5.67%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/92                                         3.07%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/93                                         2.05%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/94                                         3.22%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/95                                         4.84%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/96                                         4.51%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/97                                         4.48%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/98                                         4.57%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/99                                         4.40%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------

12/31/00                                         5.51%

------------------------------------------------ -------------------------------------------------